CSFB 05-1

Group 2

Pay rules

 1. Pay the NAS priority amount to the 2N1.

 2. Pay, pro-rata, to the 2S1-2S5 until retired.

 3. Pay to the 2L1 until retired.

  4. Pay to the 2N1 until retired.

Notes

Pxing Speed = 100 PPC (6 CPR to 18CPR in 12 months, and 18CPR thereafter)

NAS bonds = 2N1 standard 60 mo lockout. (apply shift to both sched and prepays)

Nas Priority =  (2N1 balance)/ Total Non-PO balance

Settlement = 1/31/05